Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) dated as of June 22, 2006, by and between A4S Security, Inc., a Colorado corporation f/k/a A4S Technologies, Inc. (“Employer”), and Michael Siemens, an individual who is a resident of Fort Collins, Colorado (“Executive”).

W I T N E S S E T H

        WHEREAS, Employer and Employee are parties to the Employment Agreement entered into as of April 1, 2005 (the “Employment Agreement”); and

        WHEREAS, Employer and Employee desire to amend the Employment Agreement in accordance with the terms set forth herein in order to (i) change Employee’s title from President to Executive Vice President, Law Enforcement and (ii) extend the term of Employee’s employment with Employer.

        NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.        Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Employment Agreement.

    2.        Amendments.

(a) Effective July 1, 2006, Section 2.2 of the Employment Agreement is hereby amended to replace the date “May 31, 2007” with the date “June 30, 2008.”

(b) Effective July 1, 2006, the first sentence of Section 2.3 of the Employment Agreement is hereby amended to replace the title “President” with the title “Executive Vice President, Law Enforcement.”

    3.        Continued Effectiveness. Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect. Any references to the “Agreement” in the Employment Agreement or to the words hereof, hereunder or words of similar affect in the Employment Agreement shall mean the Employment Agreement as amended hereby.

    4.        Governing Law. This Amendment will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

    5.        Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Amendment may be brought against either of the parties in the courts of the State of Colorado, County of Larimer or, if it has or can acquire jurisdiction, in the United States District Court located in Denver, Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

    6.        Section Headings, Construction. The headings of Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of the Employment Agreement unless otherwise specified. All words used in this Amendment will be construed to be of such gender or number, as the circumstances require.

    7.        Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    8.        Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

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        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

EMPLOYER: A4S SECURITY, INC. By: /s/ Thomas Marinelli Thomas Marinelli Chief Executive Officer EXECUTIVE: /s/ Michael Siemens Michael Siemens